Effective December 18, 2009 the
Companys American Depositary Receipt
(ADR) Ratio Changed from 1:1 (One DS
Representing One Ordinary Share) to 2:1
(Two DSs Representing One Ordinary
Share).

Exhibit A to Deposit Agreement
No.
	______________________________
______
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share entitles
the Owner to receive one (1) deposited
Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR THE COMMON SHARES OF THE
PAR VALUE OF FRF 2.5 EACH OF
PUBLICIS GROUPE S.A.
(INCORPORATED UNDER THE LAWS
OF THE REPUBLIC OF FRANCE)
      The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that
_____________________________, or
registered assigns IS THE OWNER OF
____________________________________
_____________
AMERICAN DEPOSITARY SHARES
representing common shares, par value FRF
2.5 each (herein called Shares), of Publicis
Groupe S.A., incorporated under the laws of
The Republic of France (herein called the
Company).  At the date hereof, each
American Depositary Share entitles the
Owner thereof to receive one (1) Share
which is either deposited or subject to
deposit under the deposit agreement at the
designated Paris office of Credit Lyonnais
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the amended and
restated Deposit Agreement, dated as of
September 11, 2000 (herein called the
Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and holders from time to time of Receipts
issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms
and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and holders of the Receipts and the rights
and duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of  such Shares
and held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF
SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Companys statuts
and the Deposited Securities, the Owner
hereof is entitled to the transfer of the
Deposited Securities to an account in the
name of such Owner or such name as shall
be designated by such Owner maintained by
the Company or the Foreign Registrar in the
case of Shares in registered form, or
maintained by the Custodian, as an
accredited financial intermediary, acting as
agent on behalf of and in the name of such
Owner or such name as shall be designated
by such Owner in the case of Shares in
bearer form, of the amount of the Deposited
Securities at the time corresponding to such
Receipt.  Such transfer shall be made, as
hereinafter provided, without unreasonable
delay.
      In the event any delivery of
Deposited Securities under Section 2.5 of
the Deposit Agreement would otherwise
require delivery of fractional Deposited
Securities, the Depositary may sell the
amount of Deposited Securities
corresponding to the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
described in Section 4.1 of the Deposit
Agreement.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF
RECEIPTS.
      The transfer of this Receipt is
promptly registrable on the books of the
Depositary at its Corporate Trust Office by
the Owner hereof in person or by a duly
authorized attorney, upon any surrender of
this Receipt properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary, and duly stamped as may be
required by the laws of the State of New
York and of the United States of America,
and upon compliance with such regulations,
if any, as the Depositary may establish for
such purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  The Depositary
shall ensure that it has on hand at all times a
sufficient supply of Receipts to meet the
demands for transfer.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presentor of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge and
fee with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with any regulations  the Depositary may
establish consistent with the provisions of
the Deposit Agreement or this Receipt,
including, without limitation, paragraph 24
of this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, registration of or the transfer of
Receipts in particular instances may be
refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the
transfer books of the Depositary are closed,
or if any such action is deemed necessary or
advisable by the Depositary or the Company
at any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement, the statuts of the
Company or this Receipt, or for any other
reason, subject to the provisions of the
following sentence.  The surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
except as permitted in General Instruction
I(A)1 to Form F-6 (as may be amended from
time to time) under the Securities Act of
1933, which currently permits suspension
only in connection with (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the appointed
agent for the Company for the registration of
transfer of such Shares or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
corresponding hereto, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities corresponding to
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities corresponding to the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant that
such Shares and each certificate therefor are
validly issued, fully paid, nonassessable, and
free of any pre-emptive rights of the holders
of outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted
under the Securities Act of 1933.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND
OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, payment of applicable French or
other taxes or governmental charges or legal
or beneficial ownership or such information
relating to the registration of the Shares on
the books of the Company or  the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper or the Company may
reasonably require upon written request to
the Depositary or the Custodian.  The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties are made pertaining to the
Receipt.  No Shares shall be accepted for
deposit unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by the
governmental body in The Republic of
France, if any, which is then performing the
function of the regulation of currency
exchange or which has jurisdiction over
foreign investment or regulates foreign
ownership of French companies.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to the
name of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of Foreign Currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement, and the
surrender of Receipts pursuant to Section 2.5
or 6.2 of the Deposit Agreement, (6) to the
extent permitted by any securities exchange
on which the American Depositary Shares
may be listed for trading a fee of $.02 or less
per American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement
including, but not limited to, Sections 4.1
through 4.4 thereof, and (7) a fee for the
distribution of securities pursuant to Section
4.2 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (7) treating all such securities as
if they were Shares), but which securities are
instead distributed by the Depositary to
Owners.
      The Depositary, subject to Section
2.9 of the Deposit Agreement, may own and
deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      In its capacity as Depositary, the
Depositary shall not deliver Shares prior to
the receipt and cancellation of American
Depositary Shares, provided, however, that,
notwithstanding Section 2.3 of the Deposit
Agreement, the Depositary may execute and
deliver Receipts prior to the receipt of
Shares pursuant to Section 2.2 of the
Deposit Agreement (Pre-Release).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-
Release shall be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to be
delivered that such person, or its customer,
owns the Shares or Receipts to be remitted,
as the case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five (5) business days
notice, and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of American Depositary Shares which are
outstanding at any time as a result of Pre-
Releases will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
change or disregard such limit from time to
time as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
(and to the American Depositary Shares
evidenced thereby), when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument, provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement or for
all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently is subject to
the periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission).  Such
reports will be available for inspection and
copying by holders and Owners at the public
reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to Section 5.6 of the Deposit
Agreement. Any such reports and
communications, including any such proxy
solicitation material furnished to the
Depositary by the Company, will be
furnished in French, unless the Company
determines in its discretion to furnish such
materials or any of them in English or unless
such materials are required to be furnished
in English as provided in Section 5.6 of the
Deposit Agreement.
      The Depositary shall keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts and the Company provided that
such inspection shall not be for the purpose
of communicating with Owners of Receipts
in the interest of a business or object other
than the business of the Company or a
matter related to the Deposit Agreement or
the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
shall, subject to the terms of the Deposit
Agreement, convert such dividend or
distribution into Dollars and shall distribute
the amount thus received (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement, if applicable) to the
Owners of Receipts entitled thereto, in
proportion to the number of American
Depositary Shares corresponding to such
Deposited Securities held by them
respectively; provided, however, that in the
event that the Company, the Custodian or
the Depositary shall be required to withhold
and does withhold from such cash dividend
or such other cash distribution in respect of
any Deposited Securities an amount on
account of taxes, the amount distributed to
the Owners of the Receipts evidencing
American Depositary Shares corresponding
to such Deposited Securities shall be
reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall
cause the securities or property received by
it to be distributed to the Owners of Receipts
entitled thereto, in proportion to the number
of American Depositary Shares
corresponding to such Deposited Securities
held by them respectively, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason (including, but not limited
to, any requirement that the Company or the
Depositary withhold an amount on account
of taxes or other governmental charges or
that such securities must be registered under
the Securities Act of 1933 in order to be
distributed to Owners or holders) the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto, in
proportion to the number of American
Depositary Shares corresponding to such
Deposited Securities held by them
respectively, additional Receipts evidencing
an aggregate number of American
Depositary Shares entitling the Owner
thereof to receive the amount of Shares
received as such dividend or free
distribution, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares in
any such case, the Depositary shall sell the
amount of Shares corresponding to the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in Section 4.1 of
the Deposit Agreement.  If additional
Receipts are not so distributed, each
American Depositary Share shall thenceforth
also entitle the Owner thereof to receive the
additional Shares distributed upon the
Deposited Securities corresponding thereto.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
      The Depositary agrees to use
reasonable efforts to follow the procedures
established by the French Treasury to enable
U.S. resident Beneficial Owners eligible to
recover any excess French withholding taxes
initially withheld or deducted with respect to
dividends and other distributions of the
Company to such Beneficial Owners, and to
receive any payment in respect to the avoir
fiscal for which such Beneficial Owner may
be eligible from the French Treasury.  To
effect such recovery and receipt, the
Depositary shall provide U.S. resident
Owners, and any other holders, upon
request, with the appropriate French tax
forms and instructions for completing such
forms, which shall be provided by the
Company to the Depositary, and shall advise
such U.S. resident Owners to return such
forms to it properly completed and executed.
 Upon receipt of such forms properly
completed and executed by U.S. resident
Owners, the Depositary shall promptly cause
them to be filed with the appropriate French
tax authorities, and upon receipt of any
resulting remittance, the Depositary shall
distribute to the Owners entitled thereto, as
soon as practicable, the proceeds thereof in
Dollars in accordance with Section 4.5. of
the Deposit Agreement.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency by way of
dividends or other distributions or the net
proceeds from the sale of securities, property
or rights, and if at the time of the receipt
thereof the foreign currency so received can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall convert
or cause to be converted, by sale or in any
other manner that it may determine, such
foreign currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into
Dollars transferable to the United States or if
any approval or license of any governmental
authority or agency thereof which is required
for such conversion is denied or in the
opinion of the Depositary is not obtainable,
or if any such approval or license is not
obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to the
Owners entitle thereto, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall
have discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or, for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to this paragraph, such Receipts
shall be legended, if required, in accordance
with applicable U.S. laws, and shall be
subject to the appropriate restrictions on
sale, deposit, cancellation, and transfer
under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it shall, if possible, sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date (a) for the determination of
the Owners of Receipts who shall be (i)
entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof or (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting, (b) on or after which
each American Depositary Share represent
the changed number of Shares.  Subject to
the provisions of Sections 4.1 through 4.5 of
the Deposit Agreement and to the other
terms and conditions of the Deposit
Agreement, the Owners on such record date
shall be entitled, as the case may be, to
receive the amount distributable by the
Depositary with respect to such dividend or
other distribution or such rights or the net
proceeds of sale thereof in proportion to the
number of American Depositary Shares held
by them respectively and to give voting
instructions and to act in respect of any other
such matter.
16.	VOTING OF SHARES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall,
as soon as practicable thereafter, mail to the
Owners (a) a summary in English of the
notice of such meeting sent by the Company
to the Depositary pursuant to Section 5.6 of
the Deposit Agreement, (b) a statement that
the Owners and holders of Receipts as of the
close of business on a record date
established by the Depositary pursuant to
Section 4.6 of the Deposit Agreement will
be entitled, subject to any applicable
provisions of French law, the statutes of the
Company and the Deposited Securities
(including any applicable provisions relating
to double voting rights, if any, pertaining to
the Shares or other Deposited Securities
represented by such Owners American
Depositary Shares) to instruct the Depositary
as to the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Shares, (c) summaries
in English of any materials or other
documents provided by the Company for the
purpose of enabling such Owner to exercise
such voting rights and (d) a statement as to
the manner in which such instructions may
be given to the Depositary, including a
statement as to the manner in which Shares
with respect to which the Depositary does
not receive properly completed voting
instructions or receives a blank proxy will be
voted, and setting forth the date established
by the Depositary for the receipt of such
instructions (the Receipt Date).
      In accordance with French Company
law and the statutes of the Company, Shares
that have been registered in the name of the
same holder for at least two consecutive
years will be entitled to double voting rights.
Similarly, American Depositary Shares the
Receipts in respect of which have been held
by the same [Owner] for two consecutive
years or more, and that have been held in
registered form for two years or more will be
entitled to double voting rights.  No other
American Depositary Shares will be entitled
to double voting rights.  Therefore, in order
to be eligible for double voting rights, each
Owner must [(i) request that the Depositary
hold Shares in registered form as provided in
Section 2.2 of the Deposit Agreement] and
(ii) hold Receipts in registered form (i.e.,
registered in the name of such holder in the
books of the Depositary).
            Upon receipt by the
Depositary of properly completed voting
instructions, on or before the Receipt Date,
the Depositary shall either, in its discretion,
vote such Deposited Securities in
accordance with such instructions or forward
such instructions to the Custodian, and the
Custodian shall endeavor, insofar as
practicable and permitted under any
applicable provisions of French law, the
statutes of the Company and the Deposited
Securities, to vote or cause to be voted the
Deposited Securities in accordance with any
nondiscretionary instructions set forth in
such request.  The Depositary shall not vote
or attempt to exercise the right to vote that
attaches to the Shares or other Deposited
Securities other than in accordance with
such instructions or in accordance with the
statement under (d) above as to the manner
in which Shares with respect to which the
Depositary does not receive properly
completed voting instructions or receives a
blank proxy will be voted.
      The Depositary will take no action to
impair the ability of the Custodian to vote
the number of Shares (including the Shares
held by the Depositary in registered form
which may be entitled to double voting
rights) necessary to carry out the instructions
of all Owners under Section 4.7 of the
Deposit Agreement.
17.	CHANGES AFFECTING
DEPOSITED
SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent the right to receive the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may with the Companys
approval, and shall if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
      If such exchange would result in the
issuance of new Receipts representing in
whole or in part fractions of American
Depositary Shares, the Depositary shall sell
the amount of Shares represented by the
aggregate of such fractions at a public or
private sale, at such place, or places and
upon such terms as it may deem proper.  The
Depositary shall allocate the net proceeds of
such sale to the accounts of the Owners
otherwise entitled to such fractions and
distribute the net proceeds so allocated to the
extent practicable as in the case of a
distribution received in cash pursuant to
Section 4.1 of the Deposit Agreement.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their directors,
employees, agents or controlling persons (as
defined under the Securities Act of 1933)
shall incur any liability to any Owner or
holder of any Receipt, if by reason of any
provision of any present or future law of the
United States, The Republic of France, or
any other country, or of any other
governmental or regulatory authority or
stock exchange, or by reason of any
provision, present or future, of the statuts of
the Company, or the Deposited Securities or
by reason of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company nor any of their
directors, employees, agents or controlling
persons (as defined under the Securities Act
of 1933) shall be prevented or forbidden
from or be subject to any civil or criminal
penalty on account of doing or performing
any act or thing which by the terms of the
Deposit Agreement it is provided shall be
done or performed; nor shall the Depositary
or the Company incur any liability to any
Owner or holder of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2, or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
 Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company nor any of their
directors, employees and agents shall be
under any obligation to appear in, prosecute
or defend any action, suit, or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts,
which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company nor any of their directors,
employees, agents or controlling persons (as
defined under the Securities Act of 1933)
shall be liable for any action or nonaction by
them in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner or holder of a Receipt, or any
other person believed by it in good faith to
be competent to give such advice or
information.  Each of the Depositary, the
Company and their respective directors,
employees, agents and controlling persons
(as defined under the Securities Act of 1933)
may rely and shall be protected in acting
upon any written notice, request, direction or
other document believed by such person to
be genuine and to have been signed or
presented by the proper party or parties.
      The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with a matter arising wholly
after the removal or resignation of the
Depositary, provided that in connection with
the issue out of which such potential liability
arises the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The Depositary
shall not be responsible for any failure to
carry out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or omission to act is in good faith.  The
Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and the Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the fees and expenses of counsel)
which may arise out of acts performed or
omitted, in accordance with the provisions
of the Deposit Agreement and of the
Receipts, as the same may be amended,
modified, or supplemented from time to
time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary by the
Company and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any time
be removed by the Company by 90 days
prior written notice of such removal,
effective upon the later to occur of (i) the
90th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute or additional
custodian or custodians which shall
thereafter be one of the Custodians,
hereunder.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement or
Receipts as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 60 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt, will
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.5 of the Deposit Agreement, and (c)
payment of any applicable taxes or
governmental charges, will be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges).  At any time after the expiration of
one year from the date of termination, the
Depositary may sell the Deposited Securities
then held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with any
other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	INFORMATION REQUESTS.
      The Company may from time to time
request Owners of Receipts to provide
information as to the capacity in which such
Owners own or owned Receipts and
regarding the identity of any other persons
then or previously interested in such
Receipts as to the nature of such interest and
various other matters.  The Depositary
agrees to use reasonable efforts to comply
with written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owner and
to forward to the Company any responses to
such requests received by the Depositary.
23.	DISCLOSURE OF INTEREST.
      Notwithstanding any other
provisions of the Deposit Agreement, each
Owner and holder of Receipts agrees to
comply with the Companys statuts, as they
may be amended from time to time, and the
laws of The Republic of France, if
applicable, with respect to the disclosure
requirements regarding ownership of Shares,
all as if such Receipts were, for this purpose,
the Shares corresponding thereto.
      In order to facilitate compliance with
the notification requirements, an Owner or
holder of Receipts may deliver any
notification to the Depositary with respect to
Shares corresponding to American
Depositary Shares, and the Depositary shall,
as soon as practicable, forward such
notification to the Company and, if
applicable the Soiete des Bourses
Francaises, or any other authorities in The
Republic of France.
      French law provides that any
individual or entity, acting alone or in
concert with others, that holds, directly or
indirectly, more than 5%, 10%, 20%, 33
1/3%, 50% or 66 2/3% of the Companys
outstanding shares or voting rights or that
increases or decreases its shareholding or
voting rights thereof, above or below any of
those percentages, must notify the Company
within 15 calendar days of the date it crosses
such thresholds of the number of shares it
holds and their voting rights it holds.  Such
individual or entity must also notify the
Conseil des Marches Financiers, the self-
regulatory organization that has general
regulatory authority over the French stock
exchanges and whose members include
representatives of French stockbrokers, by
registered letter (with return receipt) within
five trading days of crossing such threshold.
 Any shareholder who fails to comply with
these requirements may have all or part of its
voting rights suspended for up to five (5)
years by the commercial court at the request
of the Companys Chairman, any of the
Companys shareholders or French regulatory
authorities.
	In addition, the Companys by-laws
provide that every person who, acting alone
or in concert with others, holds or comes
into possession of shares representing 1%, or
any multiple of 1%, of the Companys share
capital or voting rights, or whose holding
falls below any such threshold, is required to
notify the Company of such fact by
registered letter (with return receipt) within
15 days of crossing such threshold. Failure
to comply with such notification provisions
will result in the suspension, for a minimum
of two years and up to a maximum of five
years, of the voting rights attached to the
shares exceeding the threshold of which
notice should have been given.  This penalty
will be applied only pursuant to a request,
recorded in the minutes of the shareholders
meeting, by one or more shareholders
holding shares representing at least 1% of
the Companys share capital.
24.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding any terms of the
Deposit Agreement to the contrary, the
Company and the Depositary each agrees
that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited
Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A(1) of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act of 1933.







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